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                                                                    EXHIBIT 99.1



MRV Communications Mourns the Loss of Chief Financial Officer Edmund Glazer CHATSWORTH, Calif., Sept. 11 /PRNewswire/ -- MRV Communications, Inc. (Nasdaq:
MRVC - news) today announced the unexpected death of Edmund Glazer, chief financial offer and vice president of finance and administration of the Company. American Airlines confirmed that he was on board the Boston to Los Angeles flight #11 that crashed into the New York World Trade Center today. Edmund was 41 years old and is survived by his wife, Candy and son, Nathan.

Noam Lotan, president and CEO of MRV said, "This is a very sad day for MRV and for all who knew Edmund. He was a true friend and his kindness and devotion will be deeply missed. We have lost a member of our family, and his loss is overwhelming to us all. Our thoughts and prayers are with Edmund's family, friends and colleagues and all the families that have suffered personal losses during this tragedy."

For further information, please contact: Diana L. Hayden of MRV Communications, Inc., 818-886-6782.